SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SL INDUSTRIES INC

          GABELLI FUNDS, LLC
               THE GABELLI SMALL CAP GROWTH FUND
                                 6/04/99            3,000            12.8000
          GAMCO INVESTORS, INC.
                                 6/04/99            5,000            12.7420
                                 6/04/99           11,500            12.7420
                                 6/03/99           11,500            12.3750
                                 6/02/99              500            12.2500
                                 6/02/99            1,000-           12.0000
                                 6/01/99            2,000            12.1250
                                 5/24/99            1,600            12.1250
                                 5/21/99            4,200            12.1250
                                 5/18/99            3,000            12.0000
                                 5/17/99            2,000            12.0000
                                 5/13/99           10,000            11.9590
                                 5/11/99            1,000            11.7500
                                 5/07/99            4,500            11.5694
                                 5/06/99            5,500            11.5398
                                 5/06/99            3,500            11.4375
















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.